Exhibit 99.4

DIFFUSION PHARMACEUTICALS ANNOUNCES FULL EXERCISE OF UNDERWRITER’S OPTION TO PURCHASE ADDITIONAL SHARES OF COMMON STOCK

CHARLOTTESVILLE, Va., February 18, 2021 -- Diffusion Pharmaceuticals Inc. (NASDAQ: DFFN) (“Diffusion” or the “Company”), an innovative biopharmaceutical company developing novel therapies to deliver oxygen to areas of the body where it is needed most, announced today that the underwriter of its previously announced underwritten public offering has exercised in full its option to purchase an additional 4,390,244 shares of its common stock at a price to the public of $1.025 per share, less underwriting discounts and commissions. After giving effect to the option closing, the aggregate gross proceeds to Diffusion from the offering were approximately $34.5 million, before deducting underwriting discounts and commissions and offering expenses payable by Diffusion.

H.C. Wainwright & Co. acted as the sole book-running manager for the offering.

Diffusion intends to use the net proceeds of the offering to fund research and development of its lead product candidate, trans sodium crocetinate, including the TCOM Study, the DLCO Study, and other clinical trial activities, and for general corporate purposes.

The shares of common stock described above were offered by the Company pursuant to a "shelf" registration statement on Form S-3 (File No. 333-249057) filed with the Securities and Exchange Commission (SEC) and declared effective on October 2, 2020 and the accompanying prospectus contained therein. The offering of the shares of common stock was being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and the accompanying prospectus relating to the offering were filed with the SEC and are available on the SEC's website at www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by e-mail at placements@hcwco.com or by calling 646-975-6996.

This announcement is neither an offer to sell, nor a solicitation of an offer to buy, any of these securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale is unlawful. Any offer, if at all, will be made only by means of the prospectus forming a part of the effective registration statement.

About Diffusion Pharmaceuticals Inc.

Diffusion Pharmaceuticals Inc. is an innovative biopharmaceutical company developing novel therapies to deliver oxygen to areas of the body where it is needed most. Diffusion’s lead product candidate, TSC, is being developed to enhance the diffusion of oxygen to tissues with low oxygen levels, also known as hypoxia, a serious complication of many of medicine’s most intractable and difficult-to-treat conditions. In addition to TSC, Diffusion’s product candidate DFN-529, a novel PI3K/Akt/mTOR pathway inhibitor, is in early-stage development. For more information, please visit us at www.diffusionpharma.com.

Forward-Looking Statements

This press release includes express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including regarding the anticipated use of proceeds from the offering. The Company may, in some cases, use terms such as “believes”, “estimates”, “anticipates”, “expects”, “plans”, “intends”, “may”, “could”, “might”, “will”, “should”, “approximately”, or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Although the Company believes that it has a reasonable basis for each forward-looking statement contained herein, forward-looking statements by their nature involve risks and uncertainties, known and unknown, many of which are beyond the Company’s control, and as a result the Company’s actual results could differ materially from those expressed or implied in any forward-looking statement. Particular risk and uncertainties include, among other things, those related to: the intended use of net proceeds from the public offering; the Company’s ability to design, initiate, execute, and complete its ongoing and planned studies evaluating TSC; the Company’s ability to obtain additional financing; the Company’s ability to develop and commercialize TSC or any other product candidate; the ongoing COVID-19 pandemic; general economic, political, business, industry, and market conditions; and the other factors discussed under the heading “Risk Factors” in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements in this press release speak only as of the date hereof (or such earlier date as may be identified) and, except as required by applicable law, rule, or regulation, the Company undertakes no obligation to update any such statements after the date hereof.

Contacts

Investors:
Tiberend Strategic Advisors, Inc.
Maureen McEnroe, CFA/Miriam Weber Miller
(212) 375-2664/ (212) 375-2694
mmcenroe@tiberend.com/mmiller@tiberend.com

Media:
Jeffrey Freedman
RooneyPartners
(646) 432-0191
jfreedman@rooneyco.com